EXHBIT 99.2
Contacts:
Yvette Gutierrez, Investor Relations             Lisa Savino, Investor Relations
631-342-4078                                     631-342-2788
yvette.gutierrez@ca.com                          lisa.savino@ca.com

Bob Gordon, Public Relations
631-342-2391
bobg@ca.com

              COMPUTER ASSOCIATES INTRODUCES NEW BUSINESS MODEL TO
                DELIVER MAXIMUM VALUE TO SHAREHOLDERS AND CLIENTS

              Provides Greater Flexibility in Software Procurement
                  And Quarter-to-Quarter Revenue Predictability

ISLANDIA, N.Y., October 25, 2000 -Computer Associates International, Inc. today announced a dramatic shift in its business model, offering clients the flexibility and freedom to adapt to rapidly changing eBusiness requirements while reducing the risks and costs associated with today's traditional software licensing model.

This move reflects the radical changes taking place in the relationships between corporations and large software companies. It is driven by CA's desire to build stronger relationships with its worldwide customer base, and to unlock shareholder value by improving both the visibility of CA's revenue stream and quarter-to-quarter revenue predictability.

"CA's strength has always been in the diversity and excellence of our software products," said CA President and CEO Sanjay Kumar. "Our new business model empowers clients to take full advantage of that diversity and excellence while enabling shareholders to build residual value that transcends quarterly performance. It eliminates the back-end loaded nature of our business where most license agreements are concluded in the final days of a quarter. By neutralizing this hockey stick effect endemic to our industry, the new model will help unlock the true value of CA."

As the first eBusiness solutions provider to move from an enterprise license model to a subscription license model, CA will enable clients to determine the length and dollar value of their software license and vary their software mix as their business and technology needs change. Clients will have the freedom to use a variety of software products of their choice during contracted periods-including month-to-month--and within fixed dollar values.

"Our clients have told us they need more flexibility in how they license software, and a faster, simpler, more cost-effective way to do business with us in the new economy," said Kumar. "With this innovative business model, we can now engage our clients in even more flexible partnerships that map the growth of their technology to the growth of their business. Backed by our strong track record of innovation, the new model will ensure that clients can more readily take advantage of the latest advances in CA technology."
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Clients will be able to flexibly define the length and the dollar value of their contracts, with discounts determined by both parameters. The new contracts will be supported by a simpler and shorter license agreement, further reducing the cost of doing business.

"This new model strengthens our competitive position against hardware vendors who bundle software and services, and gives us a leg up on independent software vendors who cling to the traditional enterprise model," said Kumar.

In 1992, CA ushered in a major industry change when it moved from the traditional IBM model of CPU tier pricing to the enterprise license model, which allowed clients to license software that could run across an unlimited number of processors and locations, up to a maximum license capacity. Now, CA is taking another leadership step. With the new model, clients will have the option of subscribing to CA software, instead of licensing specific products in pre-determined quantities.

Under this model, CA will account for contracted revenue over the life of the license term, thereby generating tremendous residual value at the end of each quarter. While the new business model will cause CA to change the way the company recognizes revenue, it does not necessarily change the company's overall cash generated from operations.

As clients adopt this model over time and CA shifts its operations accordingly, the accumulated residual value will grow quarter-by-quarter, thereby enhancing predictability and visibility into future performance as residual value turns into revenue month-by-month over the contract term.

To ensure that investors and other interested parties can easily compare past and future performance, CA will supply pro forma, pro rata financial information. This information will be the basis upon which CA will offer its guidance and estimates.

CA's client relationship managers and sales executives will visit clients over the next 30 days to review the opportunities presented by this new business model.

Computer Associates International, Inc. (NYSE: CA), the world's leading business software company, delivers the end-to-end infrastructure to enable eBusiness through innovative technology, services and education. CA has 20,000 employees worldwide and had revenue in excess of $6 billion for the fiscal year ended March 31, 2000. For more information, visit www.ca.com.

                                       ###

(c) 2000 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.


Statements in this release concerning the Company's future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the significant percentage of CA's quarterly sales consummated in the last few days of the quarter making financial predictions especially difficult and raising a substantial risk of variance in actual results; changes in industry accounting guidance; the risks associated with changes in the company's business model; the risks associated with changes in the way in which the company accounts for license revenue; the difficulties of compiling pro forma financial information, given acquisitions over time; instability resulting from changes to the company's business model; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; the risks associated with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either CA or its competition; risks associated with the entry into new markets such as professional services; the risks associated with integrating newly acquired businesses and technologies; increasing dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; and other risks described in filings with the Securities and Exchange Commission.